EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Courier Corporation on Form S-8, of our report dated November 17, 2003, appearing in the Annual Report on Form 10-K of Courier Corporation for the year ended September 27, 2003.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

August 6, 2004